   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1998



                                                      REGISTRATION NO. 333-62875

          POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-55851
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-3

                                 PRE-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO


                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                                                  ASSOCIATES FIRST CAPITAL TRUST I
                                                                 ASSOCIATES FIRST CAPITAL TRUST II
                                                                 ASSOCIATES FIRST CAPITAL TRUST III
         ASSOCIATES FIRST CAPITAL CORPORATION            (Exact name of each registrant as specified in its
  (Exact name of registrant as specified in charter)                      Trust Agreement)
                       DELAWARE                                               DELAWARE
             (State or other jurisdiction                           (State or other jurisdiction
          of incorporation or organization)             of incorporation or organization of each registrant)
                      06-0876639                                       EACH TO BE APPLIED FOR
                   (I.R.S. Employer                                       (I.R.S. Employer
                 Identification No.)                                    Identification No.)
                                                              C/O ASSOCIATES FIRST CAPITAL CORPORATION
              250 EAST CARPENTER FREEWAY                             250 EAST CARPENTER FREEWAY
                IRVING, TX 75062-2729                                 IRVING, TEXAS 75062-2729
                     972-652-4000                                           972-652-4000
 (Address, including zip code, and telephone number,    (Address, including zip code, and telephone number,
                       including                                             including
    area code, of registrant's principal executive         area code, of registrant's principal executive
                        offices)                                              offices)

                          CHESTER D. LONGENECKER, ESQ.
                            EXECUTIVE VICE PRESIDENT
                              AND GENERAL COUNSEL
                           250 EAST CARPENTER FREEWAY
                             IRVING, TX 75062-2729
                                  972-652-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

                 DAVID P. BICKS, ESQ.                                  TIMOTHY M. HAYES, ESQ.
        LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.                       250 EAST CARPENTER FREEWAY
                 125 WEST 55TH STREET                                  IRVING, TX 75062-2729
                  NEW YORK, NY 10019

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION DATED SEPTEMBER 15, 1998

PROSPECTUS

                                 $7,500,000,000

[ASSOCIATES FIRST CAPITAL CORPORATION LOGO]

                       DEBT SECURITIES, PREFERRED STOCK,
                        CLASS A COMMON STOCK, WARRANTS,
                          STOCK PURCHASE CONTRACTS AND
                              STOCK PURCHASE UNITS
                            ------------------------

                        ASSOCIATES FIRST CAPITAL TRUST I
                       ASSOCIATES FIRST CAPITAL TRUST II
                       ASSOCIATES FIRST CAPITAL TRUST III

           PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY
                      ASSOCIATES FIRST CAPITAL CORPORATION


    Associates First Capital Corporation, a Delaware corporation (the "Company"), may offer and sell from time to time, together or separately, (i) its unsecured debt securities ("Debt Securities"), which may be senior (the "Senior Debt Securities"), subordinated (the "Subordinated Debt Securities"), or junior subordinated (the "Junior Subordinated Debt Securities") in priority of payment, (ii) shares of its preferred stock, par value $.01 per share, which may be represented by depositary shares as described herein (the "Preferred Stock"),
(iii) shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (iv) warrants (the "Warrants") to purchase any of the foregoing Debt Securities, Preferred Stock or Class A Common Stock, (v) stock purchase contracts ("Stock Purchase Contracts") to purchase shares of Class A Common Stock or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of (x) Debt Securities, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) Preferred Securities (as defined below) of an Associates Trust (as defined below), securing the holder's obligation to purchase Class A Common Stock under the Stock Purchase Contract. The Debt Securities, the Preferred Stock, the Class A Common Stock, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, together with the Preferred Securities and the related Guarantees (as defined below), are collectively referred to herein as the "Securities." The Securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering thereof and to be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The Securities may be sold for U.S. dollars, foreign currencies or foreign currency units, and the Securities may be payable in U.S. dollars, foreign currencies or foreign currency units.



    Associates First Capital Trust I, Associates First Capital Trust II and Associates First Capital Trust III, each a statutory business trust created under the laws of the State of Delaware (each, an "Associates Trust," and collectively, the "Associates Trusts"), may severally offer preferred securities (the "Preferred Securities") representing undivided beneficial ownership interests in the assets of such Associates Trust. The Company will be the owner of the common securities (the "Common Securities," and, together with the Preferred Securities, the "Trust Securities") of each Associates Trust. The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities of each of the Associates Trusts out of monies held by the Property Trustee (as defined herein) of such Associates Trusts and payments on liquidation of such Associates Trust and on redemption of Preferred Securities of such Associates Trust, will be guaranteed by the Company as and to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The Company's obligation under each Guarantee is an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) and Subordinated Indebtedness (as defined herein) of the Company. Except as otherwise provided in the applicable Prospectus Supplement, (i) concurrently with the issuance by an Associates Trust of its Preferred Securities, such Associates Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Company's Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities") with terms directly corresponding to the terms of that Associates Trust's Preferred Securities, (ii) the Corresponding Junior Subordinated Debt Securities will be the sole assets of each Associates Trust and (iii) payments under the Corresponding Junior Subordinated Debt Securities will be the only revenue of each Associates Trust. Unless otherwise specified in an applicable Prospectus Supplement, the Company may redeem the Corresponding Junior Subordinated Debt Securities (and cause the redemption of Trust Securities) or may dissolve each Associates Trust and, after satisfaction of creditors of such Associates Trusts as provided by applicable law, cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of Preferred Securities in liquidation of their interests in the applicable Associates Trust. See "Description of Preferred Securities -- Liquidation Distribution upon Dissolution."

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

       This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.



               The date of this Prospectus is September   , 1998.

     The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement or Supplements, together with the terms of the offering of any such Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will also set forth with respect to the particular Securities offered, certain terms thereof, including, where applicable, (i) in the case of Debt Securities, the designation, aggregate principal amount, authorized denominations and priority thereof, the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Debt Securities may be payable, the date on which such Debt Securities will mature, the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate, the dates on which such interest, if any, will be payable, the deferral of payment of any interest, any conversion or exchange provisions, any redemption or sinking fund provisions and any additional or other rights, preferences, privileges, limitations and restrictions relating to such Debt Securities, (ii) in the case of Preferred Stock, the specific designation, number of shares or fractional interests therein and any dividend, liquidation, redemption, exchange, voting, conversion and other rights, preferences and privileges, (iii) in the case of Class A Common Stock, the aggregate number of shares offered and market price and dividend information, (iv) in the case of the Warrants, the Debt Securities, the Preferred Stock or Class A Common Stock, respectively, for which each such Warrant is exercisable and the exercise price, duration, detachability and other terms of the Warrants, (v) in the case of Stock Purchase Contracts, the designation and number of shares of Class A Common Stock issuable thereunder, the purchase price of the Class A Common Stock, the date or dates on which the Class A Common Stock is required to be purchased by the holders of the Stock Purchase Contracts and any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties or Preferred Securities of an Associates Trust securing the holders' obligation to purchase the Class A Common Stock under the Stock Purchase Contracts, the ability of a holder of such Stock Purchase Units to settle early the underlying Stock Purchase Contract by delivering cash in exchange for the underlying collateral and, if applicable, whether the Company will issue to such holder a Prepaid Security (as defined herein) as a result of such early settlement and the specific terms of the Prepaid Security and (vii) in the case of Preferred Securities of an Associates Trust, the specific designation, number of securities, liquidation amount per security, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights, if any, terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Corresponding Junior Subordinated Debt Securities of the Company. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to the Securities described in the Prospectus Supplement. All or a portion of the Securities may be issued in permanent or temporary global form (each a "Global Security").


     The aggregate initial offering price of all Securities shall not exceed $7,500,000,000 (or, if any Securities are issued (i) with any initial offering price denominated in a foreign currency or currency unit, such amount as shall result in aggregate gross proceeds equivalent to $7,500,000,000 at the time of initial offering or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds of $7,500,000,000).

     The Securities may be sold through underwriters or dealers or may be sold by the Company and/or each Associates Trust directly or through agents designated from time to time. The names of any underwriters or agents involved in the sale of the Securities in respect to which this Prospectus is being delivered and their compensation will be set forth in the Prospectus Supplement.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ------------------------

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Website that contains reports and other information regarding registrants that file electronically, such as the Company. The address of the Commission's Website is http://www.sec.gov. The Company's Class A Common Stock is listed on the New York Stock Exchange (the "Exchange"), and the aforementioned reports and other information concerning the Company may be inspected at the offices of the Exchange, 20 Broad Street, New York, New York 10005.



     The Company and the Associates Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.



     No separate financial statements of the Associates Trusts have been included herein. The Company and the Associates Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Associates Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each Associates Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, through the applicable Guarantee Agreement (as defined herein), the applicable Trust Agreement (as defined herein), the Corresponding Junior Subordinated Debt Securities, the Junior Subordinated Indenture and any supplemental indentures thereto, taken together, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Associates Trust's obligations under the Preferred Securities. See "The Associates Trusts," "Description of Preferred Securities," "Description of the Debt Securities -- Subordinated Debt Securities and Junior Subordinated Debt Securities -- Subordination" and "Description of Guarantees."

                      DOCUMENTS INCORPORATED BY REFERENCE


     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, its Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998, its Current Reports on Form 8-K dated January 20, 1998, February 10, 1998, February 12, 1998, March 2, 1998, March 3, 1998, March 19,
1998, April 8, 1998, April 13, 1998, April 14, 1998, April 20, 1998, June 18,
1998, July 14, 1998, August 11, 1998 and August 31, 1998 and the description of its Class A Common Stock in its Registration Statement on Form 8-A dated February 23, 1996, filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.


     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request by such person, a copy of any or all of the documents described above, other than exhibits to such documents. Requests should be addressed to: Associates First Capital Corporation, P.O. Box 660237, Dallas, TX 75266-0237, Attention: Secretary (tel. 972-652-4000).

                            ------------------------

     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars" or "U.S.$").

                                  THE COMPANY

     Associates First Capital Corporation, a Delaware corporation (the "Company"), is a leading, diversified consumer and commercial finance organization which provides finance, leasing and related services to individual consumers and businesses in the United States and internationally. Associates Corporation of North America ("ACONA"), a wholly-owned subsidiary, is the principal U.S.-based operating subsidiary of the Company. Unless the context otherwise requires, reference to the Company includes the Company and all its subsidiaries.

     In October 1989, Ford Motor Company ("Ford") acquired the Company. In May 1996, the Company made an initial public offering of 67 million shares of its Class A Common Stock, representing a 19.3% interest in the Company. In connection with the initial public offering, the Company issued 23,603,669 shares of Class A Common Stock to Ford in consideration for the Company's acquisition of the Company's foreign operations, which the Company had previously managed but not owned. In addition, the Company recharacterized the remaining shares of common stock Ford owned into 255,881,180 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock is collectively referred to herein as the "Common Stock"). Ford continued to own this controlling interest in the Company's Common Stock until April 1998, when Ford converted its holdings of Class B Common Stock into Class A Common Stock and distributed its entire interest in the Company in the form of a dividend to its stockholders (the "Spin Off"). Accordingly, the Company is no longer a subsidiary of Ford.


     The Company's consumer finance operations consist of a variety of specialized consumer financing products and services, including home equity lending, personal lending, retail sales finance and credit cards. The Company's commercial finance operations primarily provide retail financing, leasing and wholesale financing for heavy-duty and medium-duty trucks and truck trailers, construction, material handling and other industrial and communications equipment, manufactured housing, recreational vehicles and auto fleet leasing and other commercial products and services. As part of its consumer finance and commercial finance activities, the Company makes available to its customers credit-related and other insurance products.



     At December 31, 1997, the Company had aggregate net finance receivables of $55.2 billion, approximately 91% of which were dispersed across the United States and the remaining 9% of which were in foreign countries. The Company's operations outside the United States are conducted principally in Canada and Japan, but also include operations in the United Kingdom, Puerto Rico, Mexico, Costa Rica and Taiwan.


     At December 31, 1997, the Company had 2,265 offices worldwide. The principal executive offices of the Company are located at 250 East Carpenter Freeway, Irving, TX 75062-2729, and its mailing address is P.O. Box 660237, Dallas, TX 75266-0237 (tel. 972-652-4000).

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:

                                   SIX MONTHS ENDED
     YEAR ENDED DECEMBER 31            JUNE 30,
--------------------------------   ----------------
1993   1994   1995   1996   1997         1998
----   ----   ----   ----   ----         ----
1.57   1.61   1.55   1.57   1.59         1.59


     For purposes of computing the ratio of earnings to fixed charges, the term "earnings" represents earnings before provision for income taxes and cumulative effect of changes in accounting principles, plus fixed charges. "Fixed charges" represent interest expense and a portion of rentals representative of an implicit interest factor for such rentals.

                             THE ASSOCIATES TRUSTS


     Each Associates Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor of such Associates Trust, and the Issuer Trustees (as defined herein) of such Associates Trust and (ii) a certificate of trust filed with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Associates Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities issued by the Company and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Each of the Associates Trusts is a separate legal entity, and the assets of one are not available to satisfy the obligations of any of the others.


     All of the Common Securities of each Associates Trust will be owned by the Company. The Common Securities of an Associates Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Associates Trust, except that upon the occurrence and continuance of a Trust Event of Default (as defined herein) resulting from an Event of Default with respect to Corresponding Junior Subordinated Debt Securities, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Associates Trust. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Associates Trust.


     Unless otherwise specified in the applicable Prospectus Supplement, each Associates Trust has a term of approximately 50 years, but may dissolve earlier as provided in the applicable Trust Agreement. Each Associates Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Unless otherwise specified in the applicable Prospectus Supplement, the trustees for each Associates Trust will be The Chase Manhattan Bank, as the Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, The Chase Manhattan Bank will act as trustee under the Guarantee Agreement and the Junior Subordinated Indenture (as defined herein). See "Description of Guarantees" and "Description of Debt Securities -- Subordinated Debt Securities and Junior Subordinated Debt Securities -- Subordination." The holder of the Common Securities of an Associates Trust, or the holders of a majority in liquidation amount of the outstanding related Preferred Securities if a Trust Event of Default resulting from an Event of Default with respect to Corresponding Junior Subordinated Debt Securities for such Associates Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Associates Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. Pursuant to the applicable Junior Subordinated Indenture, the Company, as borrower, will pay all fees and expenses related to each Associates Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Associates Trust.


     The principal executive office of each Associates Trust is 250 East Carpenter Freeway, Irving, Texas 75062 and its telephone number is (972) 652-4000.

                            APPLICATION OF PROCEEDS


     Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the Securities (other than Trust Securities) will be added to the general funds of the Company to be applied to fund investments in, or extensions of credit to, its subsidiaries; to reduce other outstanding indebtedness; to fund acquisitions by the Company and its subsidiaries of other companies or finance receivables; or for such other purposes as may be set forth in the Prospectus Supplement. Pending such application, such net proceeds may be temporarily invested or applied to the reduction of short-term debt. The Company expects from time to time to continue to incur short-term and long-term debt and to effect other financings, the amounts of which cannot now be determined. Each Associates Trust will use all proceeds received from the sale of its Trust Securities to purchase the applicable Corresponding Junior Subordinated Debt Securities.


                       DESCRIPTION OF THE DEBT SECURITIES


     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.


GENERAL


     The Debt Securities will constitute senior, subordinated or junior subordinated debt of the Company. The Debt Securities will be issued under one or more separate indentures described below for Senior Debt Securities (each, a "Senior Indenture"), Subordinated Debt Securities (each, a "Subordinated Indenture") or Junior Subordinated Debt Securities (each, a "Junior Subordinated Indenture"), in each case between the Company and a banking institution organized under the laws of the United States of America or of a State thereof (each, an "Indenture Trustee"). The Senior Indentures, the Subordinated Indentures and the Junior Subordinated Indentures are hereinafter collectively referred to as the "Indentures." Certain terms and provisions referred to in this Prospectus or an applicable Prospectus Supplement as being part of the Junior Subordinated Indenture may instead be contained in the Corresponding Junior Subordinated Debt Security, a form of which will be filed with the Commission. The following summary of certain provisions of the Indentures does not purport to be complete and is qualified in its entirety by reference to the applicable Indenture, which is filed as an exhibit to the Registration Statement. All article and section references appearing herein are to articles and sections of the applicable Indenture, and all capitalized terms have the meanings specified in such Indenture.



     The Company is principally a holding company whose primary sources of funds are cash received from subsidiaries in the form of dividends and other intercompany transfers of funds. Dividend distributions to the Company from ACONA are currently subject to a restriction contained in one public issue of debt maturing on March 15, 1999, which generally limits payments of cash dividends on ACONA's common stock in any year to not more than 50% of consolidated net earnings for such year, subject to certain exceptions. As a holding company, the rights of any creditors of the Company to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, all Debt Securities will effectively be subordinated to all existing and future obligations of the Company's subsidiaries. At June 30, 1998, such liabilities of the Company's subsidiaries aggregated $51.9 billion, representing 95.1% of the aggregate indebtedness of the Company and its consolidated subsidiaries. In addition, as of June 30, 1998, approximately $5.6 billion of existing indebtedness of the Company would have ranked pari passu with the Senior Debt Securities and senior to the Subordinated Debt Securities and the Junior Subordinated Debt Securities and there was no existing indebtedness of the Company that would have ranked pari passu with the Subordinated Debt Securities and senior to the Junior Subordinated Debt Securities.

     None of the Indentures limits the amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities may be issued thereunder up to the aggregate principal amount authorized from time to time by the Company and may be denominated in any currency or currency unit designated by the Company. The Indentures do not restrict the amount of debt that may be incurred by the Company or any subsidiary. The Indentures do not contain any covenant or other provision that is specifically intended to afford any Holder special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in the ratings or credit quality of the Company. Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information to the extent applicable with respect to the Debt Securities being offered thereby: (i) the designation, aggregate principal amount, authorized denominations and priority of such Debt Securities; (ii) the percentage of the principal amount at which such Debt Securities will be issued; (iii) the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Debt Securities may be payable; (iv) the date on which such Debt Securities will mature and any provisions giving the Company the right to extend or shorten the maturity; (v) the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate; (vi) the dates on which such interest, if any, will be payable; (vii) any provision relating to the deferral of payment of any interest; (viii) any conversion or exchange provisions; (ix) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of a depositary (the "Depositary") for such Global Security or Securities; (x) any redemption or sinking fund provisions; and (xi) any additional or other rights, preferences, privileges, limitations and restrictions relating to such Debt Securities.


     If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.


     The Debt Securities may be issued in fully registered form without coupons ("Fully Registered Securities"), a form registered as to principal only with coupons or bearer form with coupons. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be only Fully Registered Securities (sec.sec.3.01, 3.02). In addition, Debt Securities of a series may be issuable in the form of one or more Global Securities, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities (sec.2.04). See "-- Global Debt Securities" below.



     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. United States Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.


CONVERSION AND EXCHANGE


     The terms, if any, on which Debt Securities of any series will be convertible into or exchangeable for Class A Common Stock, Preferred Stock, Preferred Securities or other securities, property, cash or obligations or a combination of any of the foregoing, will be summarized in the Prospectus Supplement relating to such series. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder or at the option of the Company. The number of shares of Class A Common Stock, Preferred Stock, Preferred Securities or other securities or the property, cash or obligations to be received by the holders of such Debt Securities upon conversion or exchange, will be calculated according to the factors and at such time as are summarized in the related Prospectus Supplement.


GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in individually certificated form, a Global Security may not be transferred except as a whole to a nominee of the Depositary for such Global Security, or by a nominee of such Depositary to such Depositary, or to a successor of such Depositary or a nominee of such successor (sec.2.04).

     For a description of the depositary arrangements, see "Book-Entry Issuance." Any additional terms of the depositary arrangement with respect to any series of Debt Securities and the rights of and limitations on owners of beneficial interests in a Global Security representing all or a portion of a series of Debt Securities may be described in the Prospectus Supplement relating to such series.

CERTAIN RESTRICTIVE PROVISIONS


     Except as described under "-- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities -- Restrictions on Certain Payments," none of the Indentures limits the amount of other debt which may be issued by the Company or the amount of dividends or other payments which may be paid with respect to, or the redemption or acquisition of, its equity securities by the Company or its subsidiaries. However, each Indenture contains a covenant that neither the Company nor any Finance Subsidiary or Insurance Subsidiary will create or incur any mortgage, pledge, or charge of any kind on any of its properties unless effective provision has been made for securing payments on the Debt Securities equally and ratably with the obligations so secured, except for: intercompany mortgages or pledges from subsidiary to parent corporation or to any other Finance Subsidiary or Insurance Subsidiary; purchase money liens or leases; acquisitions of subsidiaries, the physical properties or assets of which are subject to liens; liens created in the ordinary course of business by subsidiaries for money borrowed if such subsidiaries operate in foreign countries or prior to becoming a subsidiary had borrowed on a secured basis; sale and leaseback arrangements upon any real property; renewals or refundings of any of the foregoing; and certain other minor exceptions. Notwithstanding the foregoing, the Company or any such subsidiary may incur mortgages, pledges, encumbrances, liens or charges on indebtedness that would be otherwise prohibited if the aggregate amount of indebtedness secured by such mortgages, pledges, encumbrances, liens or charges, together with all other indebtedness of, or guaranteed by, the Company and any such subsidiaries existing at such time and secured by mortgages, pledges, encumbrances, liens or charges not expressly excepted, does not at the time exceed 15% of the Company's consolidated net worth. Each Indenture also contains a covenant restricting certain transactions by the Company or its subsidiaries with any Controlling Person or Controlling Person Subsidiary (sec.6.02).


MODIFICATION OF INDENTURES


     From time to time, the Company and the applicable Indenture Trustee may, without the consent of the holders of any series of Debt Securities, amend or supplement the relevant Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the holders of the related Preferred Securities as long as they remain outstanding). Except as otherwise provided below, pursuant to each Indenture, the rights and obligations of the Company and the rights of the Holders may be modified with respect to one or more series of Debt Securities issued under such Indenture with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each such series affected by the modification or amendment. No modification of the terms of payment of principal or interest, and no modification reducing the percentage required for modification is effective against any Holder without his consent. No modification of the Senior Indentures subordinating the indebtedness evidenced by any series of Senior Debt Securities issued thereunder to any other indebtedness of the Company is effective against any Holder of a Senior Debt Security issued thereunder without his consent, and no modification of the Subordinated Indentures or the Junior Subordinated Indentures subordinating the indebtedness evidenced by any series of Subordinated Debt Securities or Junior Subordinated Debt Securities, as applicable, issued thereunder to any indebtedness of the Company other than, in the case of Subordinated Debt Securities, Senior Indebtedness or, in the case of Junior Subordinated Debt Securities, Senior Indebtedness and/or Subordinated Indebtedness is effective against any Holder of Subordinated Debt Securities or Junior Subordinated Debt Securities, as applicable, without his consent. In addition, in the case of Corresponding Junior Subordinated Debt Securities, so long as any of the related Preferred Securities remain outstanding, no modification of the applicable Junior

Subordinated Indenture may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of such Junior Subordinated Indenture may occur, and no waiver of any Event of Default with respect to such Corresponding Junior Subordinated Debt Securities or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of not less than 66 2/3% (or, in the case of a waiver of an Event of Default, a majority) of the aggregate liquidation amount of such related Preferred Securities, provided, that where consent under the applicable Junior Subordinated Indenture is not effective against any Holder without his consent, no such consent shall be given by the Property Trustee without the prior consent of each holder of related Preferred Securities. For the purpose of these provisions, a holder of an unexpired Warrant to purchase Debt Securities shall be deemed to be the Holder of the principal amount of Debt Securities issuable upon exercise of such Warrant (sec.sec.6.03, 12.01). See "-- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities."


EVENTS OF DEFAULT

     Each Indenture provides that the following are Events of Default with respect to any series of Debt Securities issued thereunder: default in the payment of the principal of any Debt Security of such series when and as the same shall be due and payable; default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; default for 30 days in the payment of any installment of interest on any Debt Security of such series; default for 60 days after notice in the performance of any other covenant in respect of the Debt Securities of such series contained in the Indenture; certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; default for 30 days in the payment of any installment of interest on any evidence of indebtedness (including any other series of Debt Securities issued under the same Indenture) issued, assumed or guaranteed by the Company or default in the payment of any principal of any such evidence of indebtedness; and any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued (sec.8.01). An Event of Default with respect to a particular series of Debt Securities issued under an Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under such Indenture. The appropriate Indenture Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Holders.


     If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the appropriate Indenture Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all the Debt Securities of such series to be due and payable immediately, and, in the case of Corresponding Junior Subordinated Debt Securities, should the Indenture Trustee under the Junior Subordinated Indenture or such holders of such Corresponding Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the related Preferred Securities shall have such right (sec.8.01). In certain circumstances, an Event of Default with respect to the Debt Securities of a series (except defaults in the payment of principal, premium, if any, or interest, if any), may be waived by the Holders of a majority in aggregate principal amount of the Debt Securities of such series (sec.8.01). In the case of Corresponding Junior Subordinated Debt Securities of a series, should the Holders thereof fail to waive such Event of Default, the holders of a majority in aggregate liquidation amount of the related Preferred Securities shall have such right.


     If an Event of Default with respect to any series of Corresponding Junior Subordinated Debt Securities shall have occurred and be continuing, the Property Trustee will have the right to declare the principal, or in the case of discounted Corresponding Junior Subordinated Debt Securities, such portion thereof as may be described in the applicable Prospectus Supplement, of all the Debt Securities of such series to be due and payable immediately and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debt Securities.

     Within four months after the close of each fiscal year, the Company must file with each Indenture Trustee a certificate, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default and the nature thereof (sec.6.02).

     Subject to provisions relating to its duties in case of default, an Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any Holders, unless such Holders shall have offered to such Indenture Trustee reasonable indemnity (sec.9.03). Subject to such provisions for indemnification, the Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the appropriate Indenture Trustee, or exercising any trust or power conferred upon such Indenture Trustee, with respect to the Debt Securities of such series (sec.8.06).

     See "-- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities."

PAYMENT AND TRANSFER

     Principal of, premium, if any, and interest, if any, on Fully Registered Securities are to be payable at the Corporate Trust Office of the Indenture Trustee under the applicable Indenture or any other office maintained by the Company for such purposes, provided that payment of interest, if any, will be made, unless otherwise provided in the applicable Prospectus Supplement, by check mailed to the persons in whose names such Securities are registered at the close of business on the day or days specified in the Prospectus Supplement accompanying this Prospectus (sec.sec.3.08, 3.11). The principal of, premium, if any, and interest, if any, on Debt Securities in other forms will be payable in such manner and at such place or places as may be designated by the Company and specified in the applicable Prospectus Supplement (sec.3.11).

     Fully Registered Securities may be transferred or exchanged at the Corporate Trust Office of the Indenture Trustee under the applicable Indenture or at any other office or agency maintained by the Company for such purposes, subject to the limitations in the applicable Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. Provisions with respect to the transfer and exchange of Debt Securities in other forms will be set forth in the applicable Prospectus Supplement (sec.3.05).


SENIOR DEBT SECURITIES -- SENIOR INDEBTEDNESS



     The Senior Debt Securities will constitute part of the Senior Indebtedness of the Company and will rank pari passu with all outstanding senior debt.



     The term "Senior Indebtedness" is defined to mean all Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to Subordinated Indebtedness or Junior Subordinated Indebtedness or to other Indebtedness of the Company which is pari passu with, or subordinated to, Subordinated Indebtedness or Junior Subordinated Indebtedness. The term, "Indebtedness" is defined to mean, with respect to a Person, (i) the principal of and premium, if any, and interest, if any, on, (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by such Person; (ii) all capital lease obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any conditional sale or title retention agreement (but excluding trade accounts payable and accrued liabilities in the ordinary course of business);
(iv) all obligations, contingent or otherwise, of such Person in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions; (v) all obligations in respect of interest rate swap, cap, floor, collar or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements; and (vi) all obligations of the type referred to in clauses (i) through (v) of others for the payment of which such Person is responsible or liable as obligor, guarantor or otherwise (sec. 1.01).

SUBORDINATED DEBT SECURITIES AND JUNIOR SUBORDINATED DEBT
SECURITIES -- SUBORDINATION


     The Subordinated Debt Securities will constitute part of the Subordinated Indebtedness of the Company and will be subordinate and junior in right of payment in all respects to all Senior Indebtedness of the Company and senior in right of payment in all respects to all Junior Subordinated Indebtedness of the Company, in each case whether outstanding at the date of the Subordinated Indenture or incurred after such date.



     The Junior Subordinated Debt Securities will constitute part of the Junior Subordinated Indebtedness of the Company and will be subordinate and junior in right of payment in all respects to all Senior Indebtedness and Subordinated Indebtedness of the Company, in each case whether outstanding at the date of the Junior Subordinated Indenture or incurred after such date.



     "Subordinated Indebtedness" is defined to mean all Indebtedness of the Company which is subordinate and junior in right of payment to Senior Indebtedness, but does not include "Junior Subordinated Indebtedness," which is defined to mean Indebtedness subordinate and junior in right of payment to Subordinated Indebtedness and Senior Indebtedness (sec.1.01). At June 30, 1998, Senior Indebtedness aggregated approximately $5.6 billion and there was no Subordinated Indebtedness outstanding as of such date. The amount of additional Senior Indebtedness and Subordinated Indebtedness which the Company may issue is not subject to any limitation.



     Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Indebtedness before the Holders of Subordinated Debt Securities are entitled to receive any payment on Subordinated Debt Securities. In the event that any Subordinated Debt Security is declared due and payable because of the occurrence of an Event of Default, under circumstances when the provisions of the foregoing sentence are not applicable, the Indenture Trustee under the Subordinated Indenture or the Holders of Subordinated Debt Securities shall be entitled to payment only after there shall first have been paid in full the Senior Indebtedness outstanding at the time such Subordinated Debt Security so becomes due and payable because of such Event of Default (Article Fifteen of the Subordinated Indenture).



     Similarly, upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company, the holders of all Senior Indebtedness and Subordinated Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Indebtedness and Subordinated Indebtedness before the Holders of Junior Subordinated Debt Securities are entitled to receive any payment on Junior Subordinated Debt Securities. In the event that any Junior Subordinated Debt Security is declared due and payable because of the occurrence of an Event of Default, under circumstances when the provisions of the foregoing sentence are not applicable, the Indenture Trustee under the Junior Subordinated Indenture or the Holders of Junior Subordinated Debt Securities shall be entitled to payment only after there shall first have been paid in full the Senior Indebtedness and the Subordinated Indebtedness outstanding at the time such Junior Subordinated Debt Security so becomes due and payable because of such Event of Default (Article Fifteen of the Junior Subordinated Indenture).


CERTAIN PROVISIONS RELATING TO CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES


     General. The Corresponding Junior Subordinated Debt Securities may be issued in one or more series of Junior Subordinated Debt Securities under the Junior Subordinated Indenture with terms corresponding to the terms of a series of related Preferred Securities. Concurrently with the issuance of each Associates Trust's Preferred Securities, such Associates Trust will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in a series of Corresponding Junior Subordinated Debt Securities issued by the Company to such Associates Trust. Each series of Corresponding Junior Subordinated Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the related Preferred Securities and the Common Securities of such Associates Trust and will rank pari passu with all other series of Junior Subordinated Debt Securities. Holders of the related Preferred Securities for a series of Corresponding Junior Subordinated Debt Securities will have the rights in connection with modifications to the Junior

Subordinated Indenture or upon occurrence of a Trust Event of Default relating to Corresponding Junior Subordinated Debt Securities described under
"-- Modification of Indentures," "-- Events of Default," and "-- Enforcement of Certain Rights by Holders of Preferred Securities," unless provided otherwise in the Prospectus Supplement for such related Preferred Securities.



     The Company will covenant, as to each series of Corresponding Junior Subordinated Debt Securities, (i) to maintain, directly or indirectly, 100% ownership of the Common Securities of the Associates Trust to which Corresponding Junior Subordinated Debt Securities have been issued, provided that certain successors which are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily dissolve, wind-up or liquidate any Associates Trust, except
(a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Preferred Securities in liquidation of such Associates Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Associates Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes. For additional covenants relating to payment of certain expenses of the Associates Trusts see "Description of Preferred Securities -- Payment of Expenses."



     Option to Extend Interest Payment Date. If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Corresponding Junior Subordinated Debt Securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity date of such series of Corresponding Junior Subordinated Debt Securities. Certain United States Federal income tax consequences and special considerations applicable to any such Corresponding Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.



     Redemption. Unless otherwise indicated in the applicable Prospectus Supplement, the Company may, at its option, redeem the Corresponding Junior Subordinated Debt Securities of any series in whole at any time or in part from time to time. Corresponding Junior Subordinated Debt Securities may be redeemed in the denominations as set forth in the applicable Prospectus Supplement. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Corresponding Junior Subordinated Debt Security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof. Unless otherwise specified in the applicable Prospectus Supplement, the Company may not redeem a series of Corresponding Junior Subordinated Debt Securities in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debt Securities of such series for all interest periods terminating on or prior to the Redemption Date.



     Except as otherwise specified in the applicable Prospectus Supplement, if a Junior Subordinated Debt Security Tax Event (as defined below) or an Investment Company Event (as defined below) in respect of an Associates Trust shall occur and be continuing, the Company may, at its option, redeem the Corresponding Junior Subordinated Debt Securities held by such Associates Trust at any time within 90 days of the occurrence of such Junior Subordinated Debt Security Tax Event or Investment Company Event, in whole but not in part, subject to the provisions of the Junior Subordinated Indenture. The redemption price for any such Corresponding Junior Subordinated Debt Securities shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Associates Trust is the holder of all such outstanding Corresponding Junior Subordinated Debt Securities, the proceeds of any such redemption will be used by the Associates Trust to redeem the corresponding Trust Securities in accordance with their terms.



     "Junior Subordinated Debt Security Tax Event" means the receipt by the applicable Associates Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable series of Corresponding Junior Subordinated Debt Securities pursuant to the applicable Junior Subordinated Indenture, there is more than an insubstantial risk that (i) the applicable Associates Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debt Securities, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the applicable Associates Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.



     "Investment Company Event" means the receipt by the applicable Associates Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in the Investment Company Act"), the applicable Associates Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in the Investment Company Act becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Associates Trust.



     Restrictions on Certain Payments. The Company will, unless otherwise provided in the applicable Prospectus Supplement, covenant, as to each series of Corresponding Junior Subordinated Debt Securities, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Corresponding Junior Subordinated Debt Securities) that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Corresponding Junior Subordinated Debt Securities (other than
(a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Agreement, or any successor to such Rights Agreement, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees) if at such time (A) there shall have occurred any event of which the Company has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Junior Subordinated Indenture with respect to the Corresponding Junior Subordinated Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (B) if such Corresponding Junior Subordinated Debt Securities are held by an Associates Trust which is the issuer of a series of related Preferred Securities, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such related Preferred Securities or (C) the Company shall have given notice of its selection of an Extension Period as provided pursuant to the Junior Subordinated Indenture with respect to the Corresponding Junior Subordinated Debt Securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.



     Enforcement of Certain Rights by Holders of Preferred Securities. If an Event of Default with respect to a series of Corresponding Junior Subordinated Debt Securities has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest, if any, on such series of Corresponding Junior Subordinated Debt Securities on the date such interest, premium or principal is otherwise payable, a holder of related Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest, if any, on such Corresponding Junior Subordinated Debt Securities having a principal amount equal to the aggregate

Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Associates Trust may become subject to the reporting obligations under the Exchange Act. The Company shall have the right pursuant to the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action. Unless otherwise specified in the applicable Prospectus Supplement, the holders of the related Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Corresponding Junior Subordinated Debt Securities.


CONCERNING THE INDENTURE TRUSTEES


     Business and other relationships (including other trusteeships), if any, between the Company and its affiliates, on the one hand, and the Indenture Trustee, on the other hand, under the Indenture pursuant to which the Debt Securities are issued will be described in the Prospectus Supplement relating to such Debt Securities.



     In the event Debt Securities are issued pursuant to an Indenture with an Indenture Trustee which is also an Indenture Trustee for any subordinate or superior class of Debt Securities pursuant to an Indenture, the occurrence of any default under either Indenture could create a conflicting interest for the Indenture Trustee under the Trust Indenture Act. If such default has not been cured or waived within 90 days after such Indenture Trustee has or acquires a conflicting interest, such Indenture Trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as Indenture Trustee with respect to the Debt Securities issued under one such Indenture. In the event of the Indenture Trustee's resignation, the Company shall promptly appoint a successor trustee with respect to the affected Debt Securities.


            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES


     The following statements with respect to Warrants to purchase Debt Securities (the "Debt Warrants") are summaries of, and subject to, the detailed provisions of a Debt Warrant Agreement (the "Debt Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Debt Warrant Agent"), a form of which will be filed with the Commission.


GENERAL


     The Debt Warrants, evidenced by Debt Warrant certificates (the "Debt Warrant Certificates"), may be issued under the Debt Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Debt Warrants are offered, the Prospectus Supplement will describe the terms of the Debt Warrants, including the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Debt Warrants; (iii) if applicable, the designation and terms of the Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Security; (iv) if applicable, the date on and after which the Debt Warrants and the related Debt Securities will be separately transferable; (v) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise;
(vi) the date on which the right to exercise the Debt Warrants shall commence and the date on which such right shall expire; (vii) Federal income tax consequences; (viii) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form; and (ix) any other terms of the Debt Warrants.


     Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent or any Co-Debt Warrant Agent, which will be identified in the Prospectus Supplement, or at such other office as may be set forth therein. Holders of Debt Warrants do not have any of the rights of Holders of Debt Securities (except to the extent that the consent of holders of Debt Warrants may be required for certain modifications of the terms of the Indenture and the series of Debt Securities issuable upon exercise of the Debt Warrants) and are not entitled to payments of principal of and interest, if any, on such Debt Securities.

EXERCISE OF WARRANTS TO PURCHASE DEBT SECURITIES

     Debt Warrants may be exercised by surrendering the Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent or at the corporate trust office of the Co-Debt Warrant Agent, if any, with the form of election to purchase on the reverse side of the Debt Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Debt Warrants, the Debt Warrant Agent or Co-Debt Warrant Agent, if any, will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the holder exercising the Debt Warrant and at the sole cost and risk of such holder. If less than all of the Debt Warrants evidenced by the Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                       DESCRIPTION OF THE PREFERRED STOCK


     The following description is a summary of certain provisions of the authorized Preferred Stock and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Company's bylaws, the Company's Restated Certificate of Incorporation, as amended from time to time, and the Certificate of Designations with respect to each series of Preferred Stock adopted by the board of directors (or a duly authorized committee thereof) of the Company, which will be filed with the Commission in connection with the offering of such series of Preferred Stock. The Prospectus Supplement relating to an offering of Preferred Stock (or securities convertible into Preferred Stock) will describe terms relevant thereto including, without limitation, the number of shares offered, the initial offering price and market price and dividend information.


GENERAL


     Pursuant to the Company's Restated Certificate of Incorporation, the Company is authorized to issue up to 50,000,000 shares of Preferred Stock, of which 49,650,000 shares are available for issuance as of the date of this Prospectus. The Preferred Stock is issuable from time to time in one or more series and with such designations and preferences for each series as shall be stated in the Certificate of Designations providing for the designation and issue of each such series adopted by the board of directors (or any authorized Committee thereof) of the Company. The board of directors is authorized by the Company's Restated Certificate of Incorporation to determine the voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may issue Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of the Common Stock and could have certain antitakeover effects. The ability of the board of directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management. See "Certain Matters That May Have an Anti-Takeover
Effect -- Provisions of the Company's Restated Certificate of Incorporation and Bylaws" below.


     Any Preferred Stock offered hereby will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the Certificate of Designations, and described in the Prospectus Supplement, relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends will be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will accrue;
(v) any redemption or sinking fund provisions; (vi) any conversion or exchange provisions; and (vii) any additional or other rights, preferences, privileges, limitations and restrictions relating to such series of Preferred Stock.

     As described under "Description of Depositary Shares," the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined below).



     The Company does not currently have any shares of Preferred Stock outstanding. However, the board of directors has reserved 350,000 shares of Series A Preferred Stock for issuance in connection with the Rights Agreement described below. See "Certain Matters That May Have an Anti-Takeover
Effect -- Rights Agreement." The Preferred Stock offered hereby will be issued in one or more series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock will be fully paid and nonassessable upon issuance against full payment of the purchase price therefor. Unless otherwise specified in the Certificate of Designations, and described in the Prospectus Supplement, relating to a particular series of Preferred Stock, each series of Preferred Stock will, with respect to dividend rights and rights on liquidation, dissolution and winding up of the Company, rank prior to the Common Stock (the "Junior Stock") and on a parity with each other series of Preferred Stock offered hereby (the "Parity Stock").


DIVIDEND RIGHTS

     Holders of the Preferred Stock may be entitled to receive, when, as and if declared by the board of directors (or a duly authorized committee thereof) of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Certificate of Designations, and described in the Prospectus Supplement, relating to such series of Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock record books of the Company on such record dates as may be fixed by the board of directors (or a duly authorized committee thereof) of the Company. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Certificate of Designations, and described in the Prospectus Supplement, relating thereto. If the board of directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared for any future period. Dividends on shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date set forth in the Certificate of Designations, and described in the applicable Prospectus Supplement, relating to such series.

     The Preferred Stock of each series may include customary provisions (i) restricting the payment of dividends or the making of other distributions on, or the redemption, purchase or other acquisition of, Junior Stock unless full dividends, including, in the case of cumulative Preferred Stock, accruals, if any, in respect of prior dividend periods, on the shares of such series of Preferred Stock have been paid and (ii) providing for the pro rata payment of dividends on such series and other Parity Stock when dividends have not been paid in full upon such series and other Parity Stock.

VOTING RIGHTS

     The holders of Preferred Stock of a series offered hereby will not be entitled to vote except as provided in the Certificate of Designations and indicated in the Prospectus Supplement relating to such series of Preferred Stock, or as required by applicable law.

REDEMPTION

     The Company will have such rights, if any, to redeem shares of Preferred Stock, and the holders of Preferred Stock will have such rights, if any, to cause the Company to redeem shares of Preferred Stock, as may be set forth in the Certificate of Designations, and described in the Prospectus Supplement, relating to a series of Preferred Stock.

CONVERSION OR EXCHANGE


     The terms, if any, on which Preferred Stock of a series will be convertible into or exchangeable for Class A Common Stock, other securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the Prospectus Supplement relating to such series. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder or at the option of the Company. The number of shares of Class A Common Stock or other securities or the property, cash or obligations to be received by the holders of a series of Preferred Stock upon conversion or exchange will be calculated according to the factors and at such time as is summarized in the related Prospectus Supplement.


RIGHTS UPON LIQUIDATION


     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Junior Stock, liquidating distributions in the amount set forth in the Certificate of Designations, and described in the Prospectus Supplement relating to such series of Preferred Stock plus an amount equal to accrued and unpaid dividends, if any. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series are not paid in full, the holders of the Preferred Stock of such series will share ratably in any such distribution of assets of the Company in proration to the full respective preferential amounts (which may include accumulated dividends) to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. Neither the sale of all or a portion of the Company's assets nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntarily or involuntarily, of the Company.


                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.

GENERAL

     The Company may, at its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

     A holder of Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect to the Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders.

     In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

     The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

     If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

     If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

     The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "-- Amendment and Termination of Deposit Agreement" above.

                        DESCRIPTION OF THE COMMON STOCK

     The following description is a summary of certain provisions of the Common Stock and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Company's bylaws and Amended and Restated Certificate of Incorporation. The Prospectus Supplement relating to any offering of Class A Common Stock (or securities convertible into Class A Common Stock) will describe terms relevant thereto including, without limitation, the number of shares offered, the initial offering price and market price and dividend information.

CLASS A COMMON STOCK

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 1,150,000,000 shares of Class A Common Stock. As of August 31, 1998, 346,385,617 shares of Class A Common Stock were issued and outstanding. All shares of Class A Common Stock currently outstanding are, and shares of Class A Common Stock to be issued in connection with any offering will be, fully paid and nonassessable.

CLASS B COMMON STOCK


     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 400,000,000 shares of Class B Common Stock. Prior to the Spin-Off of the Company by Ford, Ford owned 255,881,180 shares of Class B Common Stock, constituting all of the outstanding Class B Common Stock. Immediately prior to the Spin-Off, Ford converted all such shares of Class B Common Stock into Class A Common Stock. Therefore, as of August 31, 1998, no shares of Class B Common Stock were issued and outstanding. The Company's Restated Certificate of Incorporation provides that the Company may not reissue any shares of Class B Common Stock after such Class B Common Stock has been converted into Class A Common Stock. Consequently, the Company has 144,118,820 shares of Class B Common Stock available for issuance. The Company has not registered any shares of Class B Common Stock for issuance under this Prospectus.


VOTING RIGHTS

     The holders of Class A Common Stock and Class B Common Stock generally have identical rights except that holders of Class A Common Stock are entitled to one vote per share while holders of Class B

Common Stock are entitled to five votes per share on all matters to be voted on by stockholders. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any Preferred Stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to the Company's Restated Certificate of Incorporation must be approved by a majority of the combined voting power of all of Class A Common Stock and Class B Common Stock, voting together as a single class. However, amendments to the Company's Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A Common Stock or the Class B Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to the Company's Restated Certificate of Incorporation to increase or decrease the authorized shares of any class must be approved upon the affirmative vote of the holders of a majority of the Class A Common Stock and Class B Common Stock, voting together as a single class.

DIVIDENDS

     Holders of Common Stock will share ratably in dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to the rights of holders of any outstanding shares of Preferred Stock. The Company has paid regular quarterly dividends on its Common Stock of $.10 per share in each quarter since the completion of the initial public offering of the Company's Common Stock in May 1996. There can be no assurance that the Company will continue to pay quarterly dividends or that, if paid, the amount of any dividend payments will not decrease.

OTHER RIGHTS

     In the event of any merger or consolidation of the Company with or into another company in connection with which shares of Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Common Stock, regardless of class, will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

     On liquidation, dissolution or winding up of the Company, after payment in full of the amounts required to be paid to holders of Preferred Stock, all holders of Common Stock will be entitled to share ratably in any assets available for distribution to holders of shares of Common Stock.

     No shares of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Class A Common Stock is First Chicago Trust Company of New York.

             CERTAIN MATTERS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

PROVISIONS OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

     Certain provisions of the Company's Restated Certificate of Incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a holder of Common Stock might consider to be in its best interest, including attempts that might result in a premium being paid over the market price for shares held by holders of Common Stock.

     The Company's Restated Certificate of Incorporation and bylaws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company will not be more than 12 nor less than three, with the exact number of directors of the Company to be fixed from time to time as provided in the bylaws. The bylaws provide that, subject to the rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively by resolution of the board of directors adopted by the affirmative vote of directors constituting not less than a majority of the total number of directors that the Company would have if there were no vacancies on the Company's board of directors. In addition, the Restated Certificate of Incorporation and bylaws provide that, subject to any rights of holders of Preferred Stock, and unless the Company's board of directors otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining members of the board of directors, though less than a quorum, or by a sole remaining director; except as otherwise provided by law, and such vacancy may not be filled by the stockholders. As of the date of this Prospectus, the Board of Directors has set the number of directors at seven.

     The Company's bylaws provide for an advance notice procedure for the nomination, other than by or at the direction of the board of directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise matters at such meetings will have to be received in writing by the Company not less than 60 or more than 90 days prior to the anniversary of the previous year's annual meeting of stockholders, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. The Company's Restated Certificate of Incorporation and bylaws also provide that special meetings of stockholders may be called only by certain specified officers of the Company or by any such officer at the request in writing of a majority of the board of directors; special meetings of stockholders cannot be called by stockholders. In addition, the Company's Restated Certificate of Incorporation provides that any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent by stockholders in lieu of such a meeting.

     The Company's Restated Certificate of Incorporation also provides that the affirmative vote of the holders of at least 75% of the voting power of all classes of outstanding capital stock, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with the provisions of the Restated Certificate of Incorporation discussed above. The Restated Certificate of Incorporation and bylaws further provide that the bylaws may be altered, amended or repealed by the affirmative vote of directors constituting not less than a majority of the entire board of directors (if effected by action of the board of directors) or by the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class.

RIGHTS PLAN

     On April 8, 1998, the board of directors of the Company declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of Class A Common Stock. The Company paid the dividend on April 20, 1998 (the "Record Date"), to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), of the Company at a price of $400 per one one-thousandth of a Series A Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of April 13,

1998 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), a copy of which is incorporated as an exhibit to the registration statement to which this Prospectus forms a part.


     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Class A Common Stock or (ii) 10 business days (or such later date as may be determined by action of the board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Class A Common Stock (the earlier of such dates being called the "Date of Distribution"), the Rights will be evidenced, with respect to any of the Class A Common Stock certificates outstanding as of the Record Date, by such Class A Common Stock certificates together with a copy of the Summary of Rights to Purchase Shares of Preferred Stock, a copy of which is attached as an exhibit to the Rights Agreement ("Summary of Rights").



     The Rights Agreement provides that, until the Date of Distribution (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Class A Common Stock. Until the Date of Distribution (or earlier redemption or expiration of the Rights), new Class A Common Stock certificates issued after the Record Date upon transfer or new issuances of Class A Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Date of Distribution (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Class A Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Class A Common Stock represented by such certificate. As soon as practicable following the Date of Distribution, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Class A Common Stock as of the close of business on the Date of Distribution and such separate Right Certificates alone will evidence the Rights.



     The Rights are not exercisable until the Date of Distribution. The Rights will expire on April 13, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.


     The Purchase Price payable, and the number of Series A Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Shares, (ii) upon the grant to holders of the Series A Preferred Shares of certain rights or warrants to subscribe for or purchase Series A Preferred Shares at a price, or securities convertible into Series A Preferred Shares with a conversion price, less than the then-current market price of the Series A Preferred Shares or (iii) upon the distribution to holders of the Series A Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above).


     The number of outstanding Rights is also subject to adjustment in the event of a stock split of the Class A Common Stock or a stock dividend on the Class A Common Stock payable in Class A Common Stock or subdivisions, consolidations or combinations of the Class A Common Stock occurring, in any such case, prior to the Date of Distribution.


     Series A Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled, when, as and if declared to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Class A Common Stock. In the event of liquidation, the holders of the Series A Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1,000 times the payment made per share of Class A Common Stock. Each Series A Preferred Share will have 1,000 votes, voting together with the Class A Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Class A Common Stock are exchanged, each Series A Preferred Share will be entitled to receive 1,000 times the amount received per share of Class A Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Series A Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Series A Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Class A Common Stock.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive upon exercise of the Right at the then current exercise price of the Right, that number of shares of Class A Common Stock having a market value of two times the exercise price of the Right.

     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, the Rights Agreement provides that proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person or certain other transferees, which will have become void) will thereafter have the right to receive, upon the exercise thereof of the Right at the then current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Class A Common Stock or the occurrence of any event described in the preceding paragraph, the board of directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Class A Common Stock, or one one-thousandth of a Series A Preferred Share (or of a share of a class or series of the Company's Preferred Stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series A Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Series A Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the time an Acquiring Person becomes such, the board of directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner. After the Rights are no longer redeemable the Company may, except with respect to the Redemption Price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

THE DELAWARE GENERAL CORPORATION LAW


     The Company is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (the "Delaware Law"). Section 203 provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the Delaware Law, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Under certain circumstances,
Section 203 of the Delaware Law makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder.

REGULATORY MATTERS

     Because of the nature of the businesses in which the Company operates, the acquisition of various amounts of its equity securities may not be permitted without regulatory approvals. While the information below is not meant to be complete, below are certain principal regulatory thresholds.

     The Company indirectly owns all of the capital stock of insurance companies domiciled in the states of Delaware, Indiana, Nevada, Tennessee and Texas. The respective insurance laws of these states require prior approval by the state's insurance commissioner of any acquisition of control of a domestic insurance company or of any company which controls a domestic insurance company. "Control" is presumed to exist through the ownership of 10% or more of the voting securities of a domestic insurance company or of any company which controls a domestic insurance company. Therefore, any person owning 10% or more of the value of the outstanding Common Stock may be presumed to have acquired control of the Company's insurance subsidiaries unless the insurance commissioners of Delaware, Indiana, Nevada, Tennessee and Texas, following application by such purchaser in each such state, determine otherwise.


     The United Kingdom's Insurance Companies Act 1982 requires the prior approval by the Department of Trade and Industry of anyone proposing to become a "controller" of an insurance company regulated under such Act. Any company or individual that directly or indirectly exercises 10% or more of the voting power at a general meeting of a regulated insurance company is considered a "controller." Therefore, any person owning 10% or more of the value of the outstanding Common Stock will be a controller of the Company's U.K. subsidiaries, Cumberland Insurance Company Limited and Cumberland Life Insurance Co. Limited.



     The Company directly owns all of the capital stock of Associates National Bank (Delaware) ("ANB") and indirectly owns all of the capital stock of Associates Capital Bank, Inc. ("ACB") the deposits of which are insured by the Federal Deposit Insurance Corporation. The Federal Change in Bank Control Act and the regulations issued thereunder require that a person (including an individual) file a notice with the appropriate federal bank regulatory agency prior to acquiring 10% or more of any class of voting securities of a company that controls an insured depository institution such as ANB or ACB.


     The Company indirectly owns all of the shares of stock of licensed lenders in the states of Georgia, Hawaii, Nevada, New York, Texas and Virginia and in the Commonwealth of Puerto Rico. The lender licensing laws of these states and Puerto Rico require approval by the appropriate regulatory agency prior to any acquisition of control of any company which controls a license. "Control" is presumed to exist through the ownership of 10% or more (25% in Georgia and Virginia) of the voting securities of a licensee or a company that controls a licensee. Therefore any person owning 10% or more (25% in Georgia and Virginia) of the value of the outstanding Common Stock will be presumed to have acquired control of the Company's licensed lenders in these jurisdictions unless the appropriate regulatory agency determines otherwise.

LIMITATIONS ON DIRECTORS' LIABILITY

     The Company's Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions will be to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

                DESCRIPTION OF THE WARRANTS TO PURCHASE CLASS A
                        COMMON STOCK OR PREFERRED STOCK


     The following statements with respect to the Warrants to purchase Class A Common Stock or Preferred Stock (the "Stock Warrants") are summaries of, and subject to, the detailed provisions of a Stock Warrant Agreement (the "Stock Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Stock Warrant Agent"), a form of which will be filed with the Commission.


GENERAL

     The Stock Warrants, evidenced by Stock Warrant certificates (the "Stock Warrant Certificates"), may be issued under the Stock Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Stock Warrants are offered, the Prospectus Supplement will describe the terms of the Stock Warrants, including the following: (i) the offering price, if any; (ii) the number of shares of Preferred Stock or Class A Common Stock purchasable upon exercise of each Stock Warrant and the initial price at which such shares may be purchased upon exercise; (iii) if applicable, the designation and terms of the Securities with which the Stock Warrants are issued and the number of Stock Warrants issued with each such Security; (iv) if applicable, the date on and after which the Stock Warrants and the related Preferred Stock or Class A Common Stock will be separately transferable; (v) the date on which the right to exercise the Stock Warrants shall commence and the date on which such right shall expire; (vi) federal income tax consequences;(vii) call provisions of such Stock Warrants, if any; (viii) whether the Stock Warrants represented by the Stock Warrant Certificates will be issued in registered or bearer form; and (ix) any additional or other rights, preferences, privileges, limitations and restrictions relating to the Stock Warrants. The shares of Preferred Stock or Class A Common Stock issuable upon the exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable.

     Stock Warrant Certificates may be exchanged for new Stock Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Stock Warrant Agent or any Co-Stock Warrant Agent, which will be identified in the Prospectus Supplement, or at such other office as may be set forth therein. Holders of Stock Warrants do not have any of the rights of holders of Class A Common Stock or Preferred Stock (except to the extent that the consent of holders of Stock Warrant may be required for certain modifications of the terms of the Class A Common Stock or Preferred Stock issuable upon exercise of the Stock Warrants) and are not entitled to dividend payments on the Class A Common Stock or Preferred Stock purchasable upon such exercise.

EXERCISE OF STOCK WARRANTS

     Stock Warrants may be exercised by surrendering the Stock Warrant Certificate at the corporate trust office of the Stock Warrant Agent or at the corporate trust office of the Co-Stock Warrant Agent, if any, with the form of election to purchase on the reverse side of the Stock Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Stock Warrants, the Stock Warrant Agent or Co-Stock Warrant Agent, if any, will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock or Class A Common Stock purchasable upon such exercise in accordance with the instructions of the holder exercising the Stock Warrant and at the sole cost and risk of such holder. If less than all of the Stock Warrants evidenced by the Stock Warrant Certificate are exercised, a new Stock Warrant Certificate will be issued for the remaining amount of Stock Warrants.

ANTI-DILUTION PROVISIONS

     Unless otherwise specified in the applicable Prospectus Supplement, the exercise price payable and the number of shares purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including
(i) the issuance of a stock dividend to holders of Preferred Stock or Class A Common Stock or a combination, subdivision or reclassification of the Preferred Stock or Class A Common Stock; (ii) the issuance of rights, warrants or options to all holders of Preferred Stock or Class A Common Stock entitling the holders thereof to subscribe for or purchase Preferred Stock or Class A Common Stock for an aggregate consideration per share less than the current market price per share of the Preferred Stock or Class A Common Stock; or (iii) any distribution by the Company to the holders of its Preferred Stock or Class A Common Stock of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of capital surplus and dividends and distributions referred to in (i) above). No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable.

                      DESCRIPTION OF PREFERRED SECURITIES


     The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities.



     Pursuant to the terms of the Trust Agreement for each Associates Trust, the Administrative Trustees, on behalf of such Associates Trust, are authorized to issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent beneficial ownership interests in the assets of such Associates Trust, and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Associates Trust, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Associates Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of any of the others.


GENERAL


     The Preferred Securities of an Associates Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Associates Trust except as described under "-- Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debt Securities will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of an Associates Trust's Preferred Securities (each a "Guarantee Agreement") will be a guarantee on a junior subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related

Associates Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS


     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. Except as specified in the applicable Prospectus Supplement, in the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). Except as specified in the applicable Prospectus Supplement, a "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee under the Junior Subordinated Indenture is closed for business.



     The Associates Trust's Preferred Securities represent beneficial ownership interests in the assets of the applicable Associates Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.



     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Corresponding Junior Subordinated Debt Securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity date of such series of Corresponding Junior Subordinated Debt Securities. Certain United States Federal income tax consequences and special considerations applicable to any such Corresponding Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement. As a consequence of any such extension, Distributions on the related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Associates Trust which issued such Preferred Securities during any such Extension Period.



     If the Company shall have given notice of its selection of an Extension Period as provided pursuant to the Junior Subordinated Indenture with respect to the Corresponding Junior Subordinated Debt Securities of a series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Corresponding Junior Subordinated Debt Securities) that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debt Securities of such series or make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Corresponding Junior Subordinated Debt Securities of such series (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Agreement, or any successor to such Rights Agreement, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees). For additional circumstances in which the Company is restricted in making such payments, see "Description of the Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt
Securities -- Restrictions on Certain Payments."



     The revenue of each Associates Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debt Securities in which the Associates Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities." If the Company does not make interest payments on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions of the related Preferred Securities. The payment of Distributions (if and to the extent the Associates Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees."



     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Associates Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.


PAYMENT OF EXPENSES


     Pursuant to each Junior Subordinated Indenture, the Company, as borrower, has agreed to pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable Associates Trust (including, but not limited to, all costs and expenses relating to the organization of the applicable Associates Trust, the fees and expenses of the Property Trustee, the Delaware Trustee and the Administrative Trustees and all costs and expenses relating to the operation of the applicable Associates Trust (other than with respect to the Trust Securities)) and to pay any and all taxes, duties, assessments or other governmental charges of whatever nature (other than United States withholding taxes) imposed by the United States or any other taxing authority, so that the net amounts received and retained by the applicable Associates Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the applicable Associates Trust would have received and retained had no such fees, expenses, debts and obligations been incurred by or imposed on the applicable Associates Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each, a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has agreed to irrevocably waive any right or remedy to require that any such Creditor take any action against the applicable Associates Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary to give full effect to the foregoing.


REDEMPTION OR EXCHANGE


     Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the applicable Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities. See "Description of the Debt
Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities -- Redemption." If less than all of any series of Corresponding Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Trust Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debt Securities to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Trust Securities.



     The Company will have the right to redeem any series of Corresponding Junior Subordinated Debt Securities (i) subject to the conditions described under "Description of the Debt Securities -- Certain Provisions Relating to Corresponding Junior Subordinated Debt Securities -- Redemption" or (ii) as may be otherwise specified in the applicable Prospectus Supplement.



     "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debt Securities to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Associates Trust, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debt Securities are distributed. Unless otherwise specified in the applicable Prospectus Supplement, "Liquidation Amount" means the stated amount per Trust Security specified in the applicable Prospectus Supplement.



     At any time, the Company has the right to dissolve an Associates Trust and, after satisfaction of the liabilities of creditors of such Associates Trust as provided by applicable law, cause the Corresponding Junior Subordinated Debt Securities owned by such Associates Trust to be distributed to the holders of the related Preferred Securities and Common Securities in liquidation of the Associates Trust.



     If provided in the applicable Prospectus Supplement, the Company shall have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debt Securities at the time that the Company exercises its right to elect to dissolve the related Associates Trust and cause such Corresponding Junior Subordinated Debt Securities to be distributed to the holders of such related Preferred Securities and Common Securities in liquidation of the Associates Trust, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.



     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debt Securities for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the stated liquidation amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.



     There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Associates Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debt Securities that an investor may receive on dissolution and liquidation of an Associates Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities.

REDEMPTION AND EXCHANGE PROCEDURES



     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debt Securities. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Associates Trust has funds on hand available for the payment of such Redemption Price. See "-- Subordination of Common Securities."



     If an Associates Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. Except as specified in the applicable Prospectus Supplement, in the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Associates Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantees," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Associates Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.


     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debt Securities to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.


     If less than all of the Preferred Securities and Common Securities issued by an Associates Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.


     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debt Securities, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debt Securities or portions thereof (and distributions cease to accrue on the related Preferred Securities or portions thereof) called for redemption.


SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Associates Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default with respect to any Junior Subordinated Debt Security shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Associates Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Associates Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Associates Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Associates Trust's Preferred Securities then due and payable.


     In the case of any Event of Default with respect to any Junior Subordinated Debt Security, the Company as holder of such Associates Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities has been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Associates Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.



LIQUIDATION DISTRIBUTION UPON DISSOLUTION



     Pursuant to each Trust Agreement, each Associates Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company;
(ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debt Securities to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to dissolve such Associates Trust (which direction is optional and wholly within the discretion of the Company, as Depositor); (iii) the redemption of all of the Associates Trust's Trust Securities; and (iv) the entry of an order for the dissolution of such Associates Trust by a court of competent jurisdiction.



     If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Associates Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Associates Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Associates Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Associates Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Associates Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Associates Trust on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Associates Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.


EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (a "Trust Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Trust Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


          (i) the occurrence of an Event of Default with respect to a Corresponding Junior Subordinated Debt Security under the Junior Subordinated Indenture (see "Description of Debt Securities -- Events of Default"); or


          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities of the applicable Associates Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Trust Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Event of Default to the holders of such Associates Trust's Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Trust Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.


     If an Event of Default with respect to a Corresponding Junior Subordinated Debt Security has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Associates Trust as described above. See "-- Liquidation Distribution upon Dissolution." The existence of a Trust Event of Default does not entitle the holders of Preferred Securities to cause the redemption of the Preferred Securities.

REMOVAL OF ISSUER TRUSTEES


     Unless an Event of Default with respect to a Corresponding Junior Subordinated Debt Security shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Trust Event of Default resulting from an Event of Default with respect to a Corresponding Junior Subordinated Debt Security has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.


CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE


     Unless a Trust Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case an Event of Default with respect to a Corresponding Junior Subordinated Debt Security has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.


MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, CONVERSIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ASSOCIATES TRUSTS


     An Associates Trust may not merge with or into, consolidate, convert into, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below, as described in "-- Liquidation Distribution upon Dissolution" or as described in the Prospectus Supplement with respect to the Preferred Securities. An Associates Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Associates Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debt Securities, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially similar to that of the Associates Trust, (vii) prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Associates Trust experienced in such matters to the effect that (a) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the Associates Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Associates Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease would cause the Associates Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.


VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.


     Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Associates Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Associates Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Associates Trust's status as a grantor trust for United States Federal income tax purposes or the Associates Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.



     So long as any Corresponding Junior Subordinated Debt Securities are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee under the Junior Subordinated Indenture, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debt Securities,

(ii) waive any past default that is waivable under Section 8.01 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Corresponding Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or such Corresponding Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the related Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel to the effect that the Associates Trust will not be classified as a corporation for United States Federal income tax purposes on account of such action.


     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for an Associates Trust to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     DTC will act as securities depositary for all of the Preferred Securities and the Corresponding Junior Subordinated Debt Securities, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities and any Corresponding Junior Subordinated Debt Securities. The Preferred Securities and the Corresponding Junior Subordinated Debt Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered Global Securities will be issued for the Preferred Securities of each Associates Trust and the Corresponding Junior Subordinated Debt Securities, representing in the aggregate the total number of such Associates Trust's Preferred Securities or aggregate principal balance of Corresponding Junior Subordinated Debt Securities, respectively, and will be deposited with DTC.

     For a description of such depositary arrangements, see "Book-Entry Issuance." Any additional terms of the depositary arrangements with respect to a series of Preferred Securities and any Corresponding Junior Subordinated Debt Securities and the rights of and limitations on owners of beneficial interests in Book-Entry Securities (as defined herein) representing all or a portion of a series of Preferred Securities and any Corresponding Junior Subordinated Debt Securities may be described in the Prospectus Supplement relating to such series.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Associates Trust's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property

Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Associates Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Associates Trusts will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of a Trust Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Trust Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Associates Trusts in such a way that no Associates Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Associates Trust or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Associates Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES


     A Guarantee Agreement will be executed and delivered by the Company concurrently with the issuance by each Associates Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Chase Manhattan Bank will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act, and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Associates Trust's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Associates Trust's Preferred Securities.

GENERAL


     The Company will irrevocably agree to pay in full on a junior subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Associates Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Associates Trust (the "Guarantee Payments"), will be subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Associates Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Associates Trust has funds on hand available therefor at such time or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Associates Trust (unless the Corresponding Junior Subordinated Debt Securities are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Associates Trust remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Associates Trust to pay such amounts to such holders.


     Each Guarantee will be an irrevocable guarantee on a junior subordinated basis of the related Associates Trust's obligations under the Preferred Securities, but will apply only to the extent that such related Associates Trust has funds sufficient to make such payments, and is not a guarantee of collection.


     If the Company does not make interest payments on the Corresponding Junior Subordinated Debt Securities held by the Associates Trust, the Associates Trust will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness and Subordinated Indebtedness of the Company. See "-- Status of the Guarantees." The majority of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Description of Debt Securities -- General." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.



     The Company has also agreed to irrevocably and unconditionally guarantee the obligations of the Associates Trusts with respect to the Common Securities to the same extent as the Preferred Securities Guarantee, except that upon an Event of Default with respect to a Junior Subordinated Debt Security, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.



     The Company's obligations described herein and in any accompanying Prospectus Supplement, through the applicable Guarantee Agreement, the applicable Trust Agreement, the Corresponding Junior Subordinated Debt Securities, the Junior Subordinated Indenture and any supplemental indentures thereto, taken together, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the

Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Associates Trust's obligations under the Preferred Securities. See "The Associates Trusts," "Description of Preferred Securities," and "Description of the Debt Securities -- Subordinated Securities and Junior Subordinated Debt Securities."

STATUS OF THE GUARANTEES


     Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness and Subordinated Indebtedness.



     Each Guarantee will rank pari passu with all other Guarantees issued by the Company relating to Preferred Securities. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Associates Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debt Securities. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness or Subordinated Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness or Subordinated Indebtedness.


AMENDMENTS AND ASSIGNMENT


     Except with respect to any changes which do not adversely affect the rights of holders of the related Preferred Securities in any material respect (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.


EVENTS OF DEFAULT


     An event of default under each Guarantee Agreement will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee Agreement or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee Agreement.



     Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee Agreement without first instituting a legal proceeding against the Associates Trust, the Guarantee Trustee or any other person or entity.



     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.


INFORMATION CONCERNING THE GUARANTEE TRUSTEE


     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee Agreement and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee Agreement at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Associates Trust or upon distribution of Corresponding Junior Subordinated Debt Securities to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW


     Each Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York.



                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,


             THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES


                               AND THE GUARANTEES



FULL AND UNCONDITIONAL GUARANTEE



     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the applicable Associates Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Subordinated Indenture, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Associates Trust's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debt Securities, such Associates Trust will not pay Distributions or other amounts due on its Preferred Securities. The Guarantees do not cover payment of Distributions when the related Associates Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Indebtedness and Subordinated Indebtedness of the Company.



SUFFICIENCY OF PAYMENTS



     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated Liquidation Amount of the related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) the Company, as borrower, shall pay for all and any costs, expenses and liabilities of such Associates Trust except the Associates Trust's obligations to holders of its Preferred Securities under such

Preferred Securities; and (iv) each Trust Agreement further provides that the Associates Trust will not engage in any activity that is not consistent with the limited purposes of such Associates Trust.



     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee Agreement.



ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES



     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the related Associates Trust or any other person or entity.



     A default or event of default under any Senior Indebtedness or Subordinated Indebtedness of the Company would not necessarily constitute a Trust Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness or Subordinated Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debt Securities until such Senior Indebtedness or Subordinated Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute a Trust Event of Default.



LIMITED PURPOSE OF ASSOCIATES TRUSTS



     Each Associates Trust's Preferred Securities evidence undivided beneficial ownership interests in the assets of such Associates Trust, and each Associates Trust exists for the sole purposes of issuing its Preferred Securities and Common Securities, investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities and engaging in only those other activities necessary, convenient or incidental thereto. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debt Security is that a holder of a Corresponding Junior Subordinated Debt Security is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of Preferred Securities is entitled to receive Distributions from such Associates Trust (or from the Company under the applicable Guarantee Agreement) if and to the extent such Associates Trust has funds available for the payment of such Distributions.



RIGHTS UPON DISSOLUTION



     Upon any voluntary or involuntary dissolution of any Associates Trust involving the liquidation of the Corresponding Junior Subordinated Debt Securities, the holders of the related Preferred Securities will be entitled to receive, out of assets held by such Associates Trust and, after satisfaction of creditors of such Associates Trust as provided by applicable law, the Liquidation Distribution in cash. See "Description of Preferred
Securities -- Liquidation Distribution upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a junior subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness and Subordinated Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee Agreement and pursuant to the Junior Subordinated Indenture, as borrower, has agreed to pay for all costs, expenses and liabilities of each Associates Trust (other than the Associates Trust's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Class A Common Stock at a future date or dates. The price per share of Class A Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities,
(y) debt obligations of third parties, including U.S. Treasury securities, or
(z) Preferred Securities of an Associates Trust, securing the holder's obligations to purchase the Class A Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances the Company may deliver newly issued prepaid stock purchase contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the Prepaid Securities and the document pursuant to which such Prepaid Securities will be issued. Certain material United States Federal income tax considerations applicable to the Stock Purchase Units and Stock Purchase Contracts will be set forth in the Prospectus Supplement relating thereto.

                              BOOK-ENTRY ISSUANCE

     The Debt Securities, Preferred Securities and Corresponding Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series (the "Book-Entry Securities"). Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Book-Entry Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Book-Entry Securities represented thereby, a Book-Entry Security may not be transferred except as a whole by the Depositary for such Book-Entry Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Securities on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Book-Entry Securities. Transfers of ownership interests in the Book-Entry Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Securities, except in the event that use of the book-entry system is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     To facilitate subsequent transfers, all Book-Entry Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.


     The Company and the Associates Trusts expect that conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


     Redemption notices shall be sent to Cede & Co. as the registered holder of the Book-Entry Securities.

     Although voting with respect to the Book-Entry Securities is limited to the holders of record of the Book-Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book-Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Book-Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     As long as the Book-Entry Securities are held by DTC or its nominee and DTC continues to make its same-day funds settlement system available to the Company, all payments on the Book-Entry Securities (other than Preferred Securities or Corresponding Junior Subordinated Debt Securities) will be made by the Company in immediately available funds to DTC. Distribution payments on the Preferred Securities or the Junior Subordinated Debt Securities will be made by the relevant Trustee to DTC. The Company and the Associates Trusts have been advised that DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Associates Trust (as applicable) or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment on Book-Entry Securities to DTC is the responsibility of the Company or the relevant Trustee (as applicable), disbursement of such payments to Direct Participants is the responsibility of DTC and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Preferred Securities of such series in exchange for the Global Security representing such series of Preferred Securities.

In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Security or Securities representing such series of Preferred Securities. Further, if the Company so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Security representing Preferred Securities of such series may, on terms acceptable to the Company, the Property Trustee and the Depositary for such Global Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, a Beneficial Owner in such Global Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in such denominations as set forth in the accompanying Prospectus Supplement.

     DTC may discontinue providing its services as securities depositary with respect to Debt Securities at any time by giving reasonable notice to the Company or the Indenture Trustee. Under such circumstances, if a successor depositary is not appointed by the Company within 90 days, the Company will issue individual definitive Debt Securities in exchange for all the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities represented by Global Securities and, in such event, will issue individual definitive Debt Securities in exchange for all the Global Securities representing the Debt Securities. Individual definitive Debt Securities so issued will be issued in denominations of $1,000 and any larger amount that is an integral multiple of $1,000 and registered in such names as DTC shall direct.


     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Associates Trusts and the Company believe to be accurate, but the Associates Trusts and the Company assume no responsibility for the accuracy thereof. Neither the Associates Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.



                              PLAN OF DISTRIBUTION


     The Company and/or any Associates Trust may sell the Securities in any one or more of the following ways from time to time: (i) to or through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Securities being offered thereby sets forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to the Company and/or an Associates Trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Company's and/or the applicable Associates Trust's Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company and/or an applicable Associates Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby.

     Securities may also be sold directly by the Company and/or an Associates Trust or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company and/or an Associates Trust to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company and/or an Associates Trust will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company and/or an Associates Trust. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Securities are being sold to underwriters, the Company and/or an Associates Trust shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of Securities that may stabilize, maintain, or otherwise affect the price of such Securities, such intention and a description of such transactions will be described in the Prospectus Supplement.

     Agents and underwriters may be entitled under agreements entered into with the Company and/or the applicable Associates Trust to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES


     Unless otherwise indicated in the applicable Prospectus Supplements, certain legal matters will be passed upon for the Company and the Associates Trusts by Timothy M. Hayes or Frederic C. Liskow, each an Assistant General Counsel of the Company, 250 East Carpenter Freeway, Irving, TX 75062-2729, for the Associates Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Associates Trusts and the Company, One Rodney Square, Wilmington, Delaware 19801 and for any underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, 125 West 55th Street, New York, New York 10019. Mr. Hayes and Mr. Liskow each own shares of the Company's Class A Common Stock and have options to purchase additional shares of such Class A Common Stock.


                                    EXPERTS

     The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Filing Fee -- Securities and Exchange Commission............  $1,917,500
Accounting Fees.............................................     125,000
Legal Fees..................................................     150,000
Printing and Engraving......................................     250,000*
Trustees' and Warrant Agent's Charges.......................      75,000*
Rating Agency Fees..........................................     750,000
Blue Sky Fees and Expenses..................................     300,000
Stock Exchange Listing Fee..................................     150,000
Miscellaneous...............................................      82,500
                                                              ----------
          Total.............................................  $3,850,000
                                                              ==========

---------------
* Estimated subject to future contingencies

ITEM 15. INDEMNIFICATION OF DIRECTOR AND OFFICERS


     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.


     In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

     The directors and officers of the Company are covered by directors' and officers' insurance policies relating to the Company and its subsidiaries.

     The Restated Certificate of Incorporation of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

     Under each Trust Agreement, the Company will agree to indemnify each of the Issuer Trustees of the Associates Trust or any predecessor Issuer Trustee for the Associates Trust, and to hold the Issuer Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

ITEM 16. EXHIBITS


        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
        1.1*             -- Form of Underwriting Agreement for dollar denominated
                            Debt Securities and Debt Warrants to be distributed in
                            the United States. Any Underwriting Agreement relating to
                            Debt Securities to be distributed outside the United
                            States or for Securities denominated in foreign
                            currencies or foreign currency units or any modified
                            Underwriting Agreement for dollar denominated Debt
                            Securities to be distributed in the United States and any
                            selling agency or distribution agreement with any agent
                            will be filed as an exhibit to a Current Report on Form
                            8-K and incorporated herein by reference.
        1.2*             -- Form of Underwriting Agreement for Equity Securities. Any
                            Underwriting Agreement relating to Equity Securities to
                            be distributed outside the United States or any modified
                            Underwriting Agreement for Equity Securities to be
                            distributed in the United States will be filed as an
                            exhibit to a Current Report on Form 8-K and incorporated
                            herein by reference.
        1.3              -- Form of Underwriting Agreement for Preferred Securities,
                            Stock Purchase Contracts or Stock Purchase Units will be
                            filed as an exhibit to a Current Report on Form 8-K
                            incorporated herein by reference.
        4.1++            -- Associates First Capital Corporation Standard
                            Multiple-Series Indenture Provisions dated as of
                            September 1, 1998.
        4.2++            -- Form of Indenture for Senior Debt Securities dated as of
                            September 1, 1998 between the Company and The Chase
                            Manhattan Bank, as Trustee. The form or forms of Senior
                            Debt Securities with respect to each particular offering
                            will be filed as an exhibit to a Current Report on Form
                            8-K and incorporated herein by reference.
        4.3++            -- Form of Indenture for Subordinated Debt Securities dated as of September 1, 1998 between the Company and The Chase
                            Manhattan Bank, as Trustee. The form or forms of
                            Subordinated Debt Securities with respect to each
                            particular offering will be filed as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.
        4.4++            -- Form of Junior Subordinated Indenture dated as of
                            September 1, 1998 between the Company and The Chase
                            Manhattan Bank, as Trustee. The form or forms of Junior
                            Subordinated Debt Securities with respect to each
                            particular offering will be filed as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.
        4.5**            -- Form of Indenture for Senior Debt Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of Senior
                            Debt Securities with respect to each particular offering
                            will be filed as an exhibit to a Current Report on Form
                            8-K and incorporated herein by reference.

        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
        4.6***           -- Form of Indenture for Subordinated Debt Securities
                            between the Company and one or more banking institutions
                            to be qualified as Trustee pursuant to Section 305(b)(2)
                            of the Trust Indenture Act of 1939. The form or forms of
                            such Subordinated Debt Securities with respect to each
                            particular offering will be filed as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.
        4.7****          -- Form of Indenture for Junior Subordinated Debt Securities
                            between the Company and one or more banking institutions
                            to be qualified as Trustee pursuant to Section 305(b)(2)
                            of the Trust Indenture Act of 1939. The form or forms of
                            such Junior Subordinated Debt Securities with respect to
                            each particular offering will be filed as an Exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.
        4.8              -- The form of Warrant Agreement for Debt Securities to be entered into between the Company and the Warrant Agent
                            (including form of Warrant Certificate) will be filed as
                            an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
        4.9              -- The form of Warrant Agreement for Class A Common Stock to be entered into between the Company and the Warrant Agent
                            (including form of Warrant Certificate) will be filed as
                            an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
        4.10+            -- Rights Agreement, dated as of April 13, 1998, between the
                            Company and First Chicago Trust Company of New York as
                            Rights Agent.
        4.11+++          -- Certificate of Trust of Associates First Capital Trust I.
        4.12+++          -- Trust Agreement of Associates First Capital Trust I.
        4.13+++          -- Certificate of Trust of Associates First Capital Trust
                            II.
        4.14+++          -- Trust Agreement of Associates First Capital Trust II.
        4.15+++          -- Certificate of Trust of Associates First Capital Trust
                            III.
        4.16+++          -- Trust Agreement of Associates First Capital Trust III.
        4.17++           -- Form of Amended and Restated Trust Agreement for
                            Associates First Capital Trust I, II and III.
        4.18++           -- Form of Preferred Security Certificate for Associates
                            First Capital Trust I, Associates First Capital Trust II
                            and Associates First Capital Trust III (incorporated by
                            reference to Exhibit D of exhibit 4.17).
        4.19++           -- Form of Guarantee Agreement for Associates First Capital
                            Trust I, II and III.
        5.1++            -- Opinion and consent of Frederic C. Liskow.
        5.2++            -- Opinion and consent of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities to be issued
                            by Associates First Capital Trust I.
        5.3++            -- Opinion and consent of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities to be issued
                            by Associates First Capital Trust II.
        5.4++            -- Opinion and consent of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities to be issued
                            by Associates First Capital Trust III.
       12                -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1997 is
                            incorporated by reference to the Company's Annual Report
                            on Form 10-K for the fiscal year ended December 31, 1997.
                            The computation of ratio of earnings to fixed charges for
                            the six-month period ended June 30, 1998 is incorporated
                            by reference to the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1998.

        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
       23+++             -- Consent of PricewaterhouseCoopers LLP. The consents of
                            Timothy M. Hayes and Frederic C. Liskow are included in
                            the opinion referred to in Exhibit 5.1 above. The consent
                            of Richards, Layton & Finger, P.A. are included in the
                            opinions referred to in Exhibits 5.2, 5.3 and 5.4 above.
       24+++             -- Powers of Attorney.
       25.1++            -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of September 1,
                            1998, pursuant to which Senior Debt Securities may be
                            issued.
       25.2+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of September 1,
                            1998, pursuant to which Subordinated Debt Securities may
                            be issued.
       25.3+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank under
                            the Junior Subordinated Indenture dated as of September
                            1, 1998, pursuant to which Junior Subordinated Debt
                            Securities may be issued.
       25.4+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank to act
                            as trustee under the Amended and Restated Trust Agreement
                            of Associates First Capital Trust I.
       25.5+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank to act
                            as trustee under the Amended and Restated Trust Agreement
                            of Associates First Capital Trust II.
       25.6+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank to act
                            as trustee under the Amended and Restated Trust Agreement
                            of Associates First Capital Trust III.
       25.7+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank under
                            the Guarantee for the benefit of the holders of Preferred
                            Securities of Associates First Capital Trust I.
       25.8+++           -- Form T-1, under the Trust Indenture Act of 1939 Statement of Eligibility of The Chase Manhattan Bank under the
                            Guarantee for the benefit of the holders of Preferred
                            Securities of Associates First Capital Trust II.
       25.9+++           -- Form T-1, under the Trust Indenture Act of 1939 Statement of Eligibility of The Chase Manhattan Bank under the
                            Guarantee for the benefit of the holders of Preferred
                            Securities of Associates First Capital Trust III.


---------------

   * Incorporated by reference to the Company's registration statement on Form S-3 filed July 22, 1998, File No. 333-55851.

  ** Incorporated by reference to exhibit 4.2, except for name of Trustee.

 *** Incorporated by reference to exhibit 4.3, except for name of Trustee.

**** Incorporated by reference to exhibit 4.4, except for name of Trustee.


   + Incorporated by reference to the Company's Current Report on Form 8-K dated
     April 8, 1998.


  ++ Filed herewith.


 +++ Previously filed with this Registration Statement.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) of the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered to which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities being offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, State of Texas, on September 15, 1998.


                                          ASSOCIATES FIRST CAPITAL CORPORATION

                                          By:      /s/ JOHN F. STILLO

                                            ------------------------------------
                                                Title: Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                     SIGNATURE                                    TITLE                       DATE
                     ---------                                    -----                       ----

                 KEITH W. HUGHES*                      Chairman of the Board, Chief
---------------------------------------------------      Executive Officer and a
                 (Keith W. Hughes)                       Director

                HAROLD D. MARSHALL*                    President, Chief Operating
---------------------------------------------------      Officer and a Director
               (Harold D. Marshall)

                 J. CARTER BACOT*                      Director
---------------------------------------------------
                 (J. Carter Bacot)

                  ERIC S. DOBKIN*                      Director
---------------------------------------------------
                 (Eric S. Dobkin)

                  ROY A. GUTHRIE*                      Senior Executive Vice             September 15, 1998
---------------------------------------------------      President, Chief Financial
                 (Roy A. Guthrie)                        Officer and a Director

                 WILLIAM M. ISAAC*                     Director
---------------------------------------------------
                (William M. Isaac)

                 H. JAMES TOFFEY*                      Director
---------------------------------------------------
                 (H. James Toffey)

                /s/ JOHN F. STILLO                     Senior Vice President,
---------------------------------------------------      Comptroller and Principal
                 (John F. Stillo)                        Accounting Officer


---------------

* By signing his name hereto, John F. Stillo signs this document on behalf of each persons indicated above pursuant to powers of attorney duly executed by such persons.

                                            By:     /s/ JOHN F. STILLO

                                              ----------------------------------
                                                       Attorney-in-fact


                                                             September 15, 1998

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Associates First Capital Trust I, Associates First Capital Trust II and Associates First Capital Trust III each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, state of Texas, on September 15, 1998.


                                        ASSOCIATES FIRST CAPITAL TRUST I

                                        By: Associates First Capital
                                        Corporation, as Depositor

                                        By:        /s/ JOHN F. STILLO
                                           -------------------------------------
                                           Name: John F. Stillo
                                           Title: Senior Vice President

                                        ASSOCIATES FIRST CAPITAL TRUST II

                                        By: Associates First Capital
                                        Corporation, as Depositor

                                        By:        /s/ JOHN F. STILLO
                                           -------------------------------------
                                           Name: John F. Stillo
                                           Title: Senior Vice President

                                        ASSOCIATES FIRST CAPITAL TRUST III

                                        By: Associates First Capital
                                        Corporation, as Depositor

                                        By:        /s/ JOHN F. STILLO
                                           -------------------------------------
                                           Name: John F. Stillo
                                           Title: Senior Vice President

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
        1.1*             -- Form of Underwriting Agreement for dollar denominated
                            Debt Securities and Debt Warrants to be distributed in
                            the United States. Any Underwriting Agreement relating to
                            Debt Securities to be distributed outside the United
                            States or for Securities denominated in foreign
                            currencies or foreign currency units or any modified
                            Underwriting Agreement for dollar denominated Debt
                            Securities to be distributed in the United States and any
                            selling agency or distribution agreement with any agent
                            will be filed as an exhibit to a Current Report on Form
                            8-K and incorporated herein by reference.
        1.2*             -- Form of Underwriting Agreement for Equity Securities. Any
                            Underwriting Agreement relating to Equity Securities to
                            be distributed outside the United States or any modified
                            Underwriting Agreement for Equity Securities to be
                            distributed in the United States will be filed as an
                            exhibit to a Current Report on Form 8-K and incorporated
                            herein by reference.
        1.3              -- Form of Underwriting Agreement for Preferred Securities,
                            Stock Purchase Contracts or Stock Purchase Units will be
                            filed as an exhibit to a Current Report on Form 8-K
                            incorporated herein by reference.
        4.1++            -- Associates First Capital Corporation Standard
                            Multiple-Series Indenture Provisions dated as of
                            September 1, 1998.
        4.2++            -- Form of Indenture for Senior Debt Securities dated as of
                            September 1, 1998 between the Company and The Chase
                            Manhattan Bank, as Trustee. The form or forms of Senior
                            Debt Securities with respect to each particular offering
                            will be filed as an exhibit to a Current Report on Form
                            8-K and incorporated herein by reference.
        4.3++            -- Form of Indenture for Subordinated Debt Securities dated as of September 1, 1998 between the Company and The Chase
                            Manhattan Bank, as Trustee. The form or forms of
                            Subordinated Debt Securities with respect to each
                            particular offering will be filed as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.
        4.4++            -- Form of Junior Subordinated Indenture dated as of
                            September 1, 1998 between the Company and The Chase
                            Manhattan Bank, as Trustee. The form or forms of Junior
                            Subordinated Debt Securities with respect to each
                            particular offering will be filed as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.
        4.5**            -- Form of Indenture for Senior Debt Securities between the
                            Company and one or more banking institutions to be
                            qualified as Trustee pursuant to Section 305(b)(2) of the
                            Trust Indenture Act of 1939. The form or forms of Senior
                            Debt Securities with respect to each particular offering
                            will be filed as an exhibit to a Current Report on Form
                            8-K and incorporated herein by reference.
        4.6***           -- Form of Indenture for Subordinated Debt Securities
                            between the Company and one or more banking institutions
                            to be qualified as Trustee pursuant to Section 305(b)(2)
                            of the Trust Indenture Act of 1939. The form or forms of
                            such Subordinated Debt Securities with respect to each
                            particular offering will be filed as an exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.

        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
        4.7****          -- Form of Indenture for Junior Subordinated Debt Securities
                            between the Company and one or more banking institutions
                            to be qualified as Trustee pursuant to Section 305(b)(2)
                            of the Trust Indenture Act of 1939. The form or forms of
                            such Junior Subordinated Debt Securities with respect to
                            each particular offering will be filed as an Exhibit to a
                            Current Report on Form 8-K and incorporated herein by
                            reference.
        4.8              -- The form of Warrant Agreement for Debt Securities to be entered into between the Company and the Warrant Agent
                            (including form of Warrant Certificate) will be filed as
                            an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
        4.9              -- The form of Warrant Agreement for Class A Common Stock to be entered into between the Company and the Warrant Agent
                            (including form of Warrant Certificate) will be filed as
                            an exhibit to a Current Report on Form 8-K and
                            incorporated herein by reference.
        4.10+            -- Rights Agreement, dated as of April 13, 1998, between the
                            Company and First Chicago Trust Company of New York as
                            Rights Agent.
        4.11+++          -- Certificate of Trust of Associates First Capital Trust I.
        4.12+++          -- Trust Agreement of Associates First Capital Trust I.
        4.13+++          -- Certificate of Trust of Associates First Capital Trust
                            II.
        4.14+++          -- Trust Agreement of Associates First Capital Trust II.
        4.15+++          -- Certificate of Trust of Associates First Capital Trust
                            III.
        4.16+++          -- Trust Agreement of Associates First Capital Trust III.
        4.17++           -- Form of Amended and Restated Trust Agreement for
                            Associates First Capital Trust I, II and III.
        4.18++           -- Form of Preferred Security Certificate for Associates
                            First Capital Trust I, Associates First Capital Trust II
                            and Associates First Capital Trust III (incorporated by
                            reference to Exhibit D of exhibit 4.17).
        4.19++           -- Form of Guarantee Agreement for Associates First Capital
                            Trust I, II and III.
        5.1++            -- Opinion and consent of Frederic C. Liskow.
        5.2++            -- Opinion and consent of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities to be issued
                            by Associates First Capital Trust I.
        5.3++            -- Opinion and consent of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities to be issued
                            by Associates First Capital Trust II.
        5.4++            -- Opinion and consent of Richards, Layton & Finger, P.A., as to legality of the Preferred Securities to be issued
                            by Associates First Capital Trust III.
       12                -- The computation of ratio of earnings to fixed charges for the five fiscal years ended December 31, 1997 is
                            incorporated by reference to the Company's Annual Report
                            on Form 10-K for the fiscal year ended December 31, 1997.
                            The computation of ratio of earnings to fixed charges for
                            the six-month period ended June 30, 1998 is incorporated
                            by reference to the Company's Quarterly Report on Form
                            10-Q for the quarter ended June 30, 1998.
       23+++             -- Consent of PricewaterhouseCoopers LLP. The consents of
                            Timothy M. Hayes and Frederic C. Liskow are included in
                            the opinion referred to in Exhibit 5.1 above. The consent
                            of Richards, Layton & Finger, P.A. are included in the
                            opinions referred to in Exhibits 5.2, 5.3 and 5.4 above.
       24+++             -- Powers of Attorney.

        EXHIBIT
          NO.                             DESCRIPTION OF INSTRUMENT
        -------                           -------------------------
       25.1++            -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of September 1,
                            1998, pursuant to which Senior Debt Securities may be
                            issued.
       25.2+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank,
                            Trustee, under the Indenture dated as of September 1,
                            1998, pursuant to which Subordinated Debt Securities may
                            be issued.
       25.3+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank under
                            the Junior Subordinated Indenture dated as of September
                            1, 1998, pursuant to which Junior Subordinated Debt
                            Securities may be issued.
       25.4+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank to act
                            as trustee under the Amended and Restated Trust Agreement
                            of Associates First Capital Trust I.
       25.5+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank to act
                            as trustee under the Amended and Restated Trust Agreement
                            of Associates First Capital Trust II.
       25.6+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank to act
                            as trustee under the Amended and Restated Trust Agreement
                            of Associates First Capital Trust III.
       25.7+++           -- Form T-1, Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Chase Manhattan Bank under
                            the Guarantee for the benefit of the holders of Preferred
                            Securities of Associates First Capital Trust I.
       25.8+++           -- Form T-1, under the Trust Indenture Act of 1939 Statement of Eligibility of The Chase Manhattan Bank under the
                            Guarantee for the benefit of the holders of Preferred
                            Securities of Associates First Capital Trust II.
       25.9+++           -- Form T-1, under the Trust Indenture Act of 1939 Statement of Eligibility of The Chase Manhattan Bank under the
                            Guarantee for the benefit of the holders of Preferred
                            Securities of Associates First Capital Trust III.


---------------

   * Incorporated by reference to the Company's registration statement on Form S-3 filed July 22, 1998, File No. 333-55851.

  ** Incorporated by reference to exhibit 4.2, except for name of Trustee.

 *** Incorporated by reference to exhibit 4.3, except for name of Trustee.

**** Incorporated by reference to exhibit 4.4, except for name of Trustee.


   + Incorporated by reference to the Company's Current Report on Form 8-K dated
     April 8, 1998.


  ++ Filed herewith.


 +++ Previously filed with this Registration Statement.